Exhibit 99.01

Press Release
www.shire.com

Continued strong product sales performance in Q3: On track to deliver significant 2011 earnings growth

October 28, 2011 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces results for the three months to September 30, 2011.

Financial Highlights	Q3 2011(1)
Product sales	$1,018 million	+28%
Total revenues	$1,086 million	+24%

Non GAAP operating income	$341 million	+15%
US GAAP operating income	$255 million	+64%

Non GAAP diluted earnings per ADS	$1.28	+10%
US GAAP diluted earnings per ADS	$1.02	+96%

Non GAAP cash generation	$296 million	+9%
Non GAAP free cash flow	$138 million	+56%
US GAAP net cash provided by operating activities	$179 million	+26%

(1)         Percentages compare to equivalent period in 2010.

The Non GAAP financial measures included within this release are explained on page 24, and are reconciled to the most directly comparable financial measures prepared in accordance with US GAAP on pages 19 - 23.

Angus Russell, Chief Executive Officer, commented:

“Shire has delivered another strong set of quarterly results. Total product sales were up 28% to $1,018 million, with our newly acquired regenerative medicine product, DERMAGRAFT for Diabetic Foot Ulcers, contributing sales of $50 million in the quarter. We’re on track to deliver significant 2011 earnings growth.

Sales of our rare disease treatments were very strong: with VPRIV up 31% and REPLAGAL up 40% versus the same quarter in 2010. FIRAZYR, our self-administered treatment for acute attacks of Hereditary Angioedema, was approved by the FDA in August and launched just a few weeks ago; initial demand from patients has been positive. This week we have also initiated a rolling Biologics License Application for REPLAGAL in the US, designated Fast Track by the FDA.

The US ADHD market continues to grow and with a strong ‘back to school’ season, our portfolio of treatments has gained share. VYVANSE sales were up 32% and INTUNIV sales grew 50%.

The investment in our product portfolio is already delivering benefits and we believe our R&D pipeline will provide important therapies to patients around the world. In addition to initiating Phase 3 clinical trials for VYVANSE as adjunctive therapy in Major Depressive Disorder (MDD), we’re releasing highlights of exploratory data showing that cognition and executive function were improved in patients with MDD taking VYVANSE as adjunctive therapy. We’ve also released positive new clinical data related to our Phase 3 European ADHD clinical program. Overall, we’ve increased investment in our R&D programs by 21% compared to Q3 2010, and still generated good earnings growth and strong cashflows.

Over the course of the year we’ve seen market expectations for Shire’s 2011 earnings rise, with further increases in the last quarter. After these good third quarter results, and after taking account of the lower royalty income that we will be recording in future periods, we remain on track to meet these increased expectations. We anticipate that this will be another very good year for Shire as we deliver strong sales and continue our investment program for sustained future growth.”

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FINANCIAL SUMMARY

Third Quarter 2011 Unaudited Results

	Q3 2011			Q3 2010
	US GAAP	Adjustments	Non GAAP	US GAAP	Adjustments	Non GAAP
	$M	$M	$M	$M	$M	$M
Total revenues	1,086	-	1,086	874	-	874
Operating income	255	86	341	156	142	298

Diluted earnings per ADS	$1.02	$0.26	$1.28	$0.52	$0.64	$1.16

•
Product sales were up 28% to $1,018 million (Q3 2010: $794 million) as our existing products continued to demonstrate strong growth even when compared to the very good performance in Q3 2010. In Q3 2011 we recognized the first full quarter of DERMAGRAFT® sales which contributed six percentage points to product sales growth. On a constant exchange rate (“CER”) basis, which is a Non GAAP measure, product sales were up 25%.

Product sales in the quarter benefited from higher ADDERALL XR® sales, in part due to significantly lower sales deductions following a lowering of the estimate of inventory in the US retail pipeline.

•
The strong product sales growth more than offset declines in 3TC® and ZEFFIX® royalties, both of which are now affected by the disagreement with GlaxoSmithKline (“GSK”), to give growth in total revenues of 24%, to $1,086 million in the quarter (Q3 2010: $874 million).

•
As expected, research and development (“R&D”) was up 21% on a Non GAAP basis compared to Q3 2010, as we continue to invest in both early and late stage programs across our business to enable us to deliver future growth. On a US GAAP basis, R&D expenditure increased 2% compared to Q3 2010.

•
Non GAAP operating income was up 15% to $341 million (Q3 2010: $298 million). As expected, Non GAAP operating expenses increased at broadly the same rate as the increase in product sales compared to Q3 2010. This increase was due to increased investment in our R&D program and higher selling, general and administrative (“SG&A”) expenditure as we absorb the operating costs of Advanced BioHealing Inc. (“ABH”) and Movetis, neither of which were incurred in Q3 2010, in addition to supporting product launches and our continued growth.

Non GAAP diluted earnings per American Depositary Share (“ADS”) were up 10% to $1.28 (Q3 2010: $1.16), due to the higher Non GAAP operating income, partially offset by higher Non GAAP Other Expenses.

•
On a US GAAP basis, operating income was up 64% to $255 million (Q3 2010: $156 million). Q3 2010 included the up-front payment to Acceleron Pharma Inc. (“Acceleron”) and impairment charges relating to the divestment of DAYTRANA®.

US GAAP diluted earnings per ADS were up 96% to $1.02 (Q3 2010: $0.52), due to both higher US GAAP operating and Other Income (which for US GAAP includes the gain on disposal of shares held in Vertex Pharmaceuticals Inc. (“Vertex”)).

•
Cash generation, a Non GAAP measure, was up 9% to $296 million (Q3 2010: $271 million). Higher cash receipts from gross product sales were partially offset by lower royalty receipts and higher cash payments on the increased investment in R&D and SG&A, as well as higher sales deduction payments in the quarter.

Free cash flow, also a Non GAAP measure, was up 56% to $138 million compared to Q3 2010.  Free cash flow in Q3 2010 ($89 million) included the impact of the $45 million upfront payment to Acceleron.

On a US GAAP basis, net cash provided by operating activities was $179 million (Q3 2010: $142 million).

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2011 OUTLOOK

After these third quarter results we remain on track to meet current market expectations for 2011 earnings.

For the full year we expect to see continued strong product sales growth. Royalty and other revenues combined are expected to continue to decline but now by around 17% for the full year (previous expectation, 10%) compared to 2010. Taken together, we expect year on year growth in total revenues in the second half to be broadly in line with the rate of 22% seen in the first half.

We continue to expect gross margins to be marginally diluted in the second half as a result of the inclusion of ABH, although gross margins for the full year should be in line with those recorded in 2010.

As previously indicated, we have significant opportunities for future growth. During the year we have initiated a program of investment to advance our pipeline and continue the international expansion of our portfolio. We continue to expect that combined R&D and SG&A for the full year will be around 20% higher than 2010, reflecting this investment program and the inclusion of ABH's cost base in 2011.

We anticipate our Non GAAP effective tax rate to be between 22 and 24% for the full year.

Overall, the operational leverage we expect to achieve for the full year will drive significant earnings growth in 2011, and we reiterate our aspirational growth targets.

THIRD QUARTER 2011 AND RECENT PRODUCT AND PIPELINE DEVELOPMENTS

Products

FIRAZYR® – for the treatment of acute attacks of Hereditary Angioedema (“HAE”) in adults

•
On August 25, 2011 Shire announced that the U.S. Food and Drug Administration (“FDA”) had granted marketing approval for FIRAZYR in the US for treatment of acute attacks of HAE in adults 18 years of age and older. After injection training, patients may self-administer FIRAZYR, the first and only self-administered subcutaneous treatment for acute HAE. FIRAZYR has orphan drug designation status in Europe and the US for the treatment of acute HAE.

VPRIV® and REPLAGAL® Manufacturing Update

•
Shire has completed process validation runs for VPRIV at its new Lexington manufacturing facility and intends to file for regulatory approvals starting in November 2011. Approval for the manufacture of VPRIV at the Lexington facility is anticipated in early 2012 and will significantly increase Shire’s manufacturing capacity for VPRIV. In addition, this approval will release further capacity for the manufacturing of REPLAGAL at Shire’s Alewife facility where both VPRIV and REPLAGAL are currently manufactured.

VPRIV – for the treatment of Type 1 Gaucher disease

•
Shire’s continued focus remains on providing patients with long term, uninterrupted treatment with VPRIV, with approximately 1,200 patients worldwide currently on treatment. Shire has experienced an increase in demand for VPRIV following the recent announcement of CEREZYME® shortages in the US and other countries. Shire can accommodate a limited number of additional patients prior to approval of the Lexington facility. Shire will carefully monitor and seek to manage this increased demand until the Lexington facility is approved.

REPLAGAL – for the treatment of Fabry disease

•
Earlier this week, Shire initiated a rolling Biologics License Application (“BLA”) for REPLAGAL in the US, designated Fast Track by the FDA. Shire plans to submit the final BLA sections in November 2011 and will request Priority Review of this submission in response to the continuing supply shortage of FABRAZYME®. In 2010 Shire withdrew its BLA in order to gather additional clinical data for REPLAGAL. These data, including data from Shire’s ongoing US Treatment Protocol, have now been evaluated and will be included in the new filing.

Shire is continuing to experience strong demand for REPLAGAL from both patients new to treatment and patients switching from FABRAZYME. Approximately 2,800 patients worldwide are currently receiving REPLAGAL and Shire can accommodate a modest number of new patients per month prior to approval of the Lexington facility. Shire will continue to carefully monitor the addition of new patients to ensure that we can provide patients with uninterrupted long term supply of REPLAGAL at the recommended dose and frequency.

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Pipeline

DERMAGRAFT – for the treatment of Venous Leg Ulcers (“VLU”)

•
On August 24, 2011 Shire announced its preliminary analysis of the top-line results from ABH’s Phase 3 pivotal trial of DERMAGRAFT in subjects with VLU. The international pivotal trial was designed as a prospective, multicenter, randomized, controlled clinical study to assess the product’s safety and efficacy in the promotion of healing VLU. The preliminary analysis of the data was that the trial did not meet the primary endpoint mutually agreed with the FDA and European Medicine Agency.

 VYVANSE® – for the treatment of Attention Deficit Hyperactivity Disorder (“ADHD”)

•
On October 21, 2011 Shire reported positive top line results of the first European Phase 3 study of once-daily lisdexamfetamine dimesylate (“LDX”) in children and adolescents aged 6 to 17 years with ADHD. The study, conducted at 48 sites across Europe, demonstrated that a once-daily morning dose of LDX resulted in positive efficacy results on the primary as well as key secondary endpoints compared to placebo, and a safety profile consistent with the known effects of amphetamine treatment and previous LDX trials. In the study, patients were randomized to receive LDX, osmotic-controlled extended-release methylphenidate (“OROS-MPH”; marketed as CONCERTA® and CONCERTA XL® by Johnson & Johnson) or placebo, over a period of seven weeks. The CONCERTA arm was included in order to provide data versus the current European standard of care as it is often required for approval and to support appropriate reimbursement. The primary measure was the change in total score of the ADHD-RS-IV of LDX versus placebo with OROS-MPH included as an active control.

VYVANSE – for the treatment of inadequate response in Major Depressive Disorder (“MDD”)

•
Today, in the live conference call for investors, Shire will present the highlights of new data from an exploratory study for VYVANSE as adjunctive therapy in adults with significant cognitive impairments with partially or fully remitted MDD. This study met its primary and secondary endpoints.

•	A Phase 3 clinical trial program to assess the efficacy and safety of VYVANSE as adjunctive therapy in patients with MDD has been initiated.

BOARD CHANGES

Mr Patrick Langlois, who has been a member of Shire’s Board of Directors for 6 years, will be stepping down from the Board and from the Company’s Audit, Compliance & Risk Committee and its Remuneration Committee on the expiry of his current term of office on November 10, 2011. Matthew Emmens, Chairman of Shire, said “We thank Patrick for his contribution to Shire over the past few years”.

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ADDITIONAL INFORMATION

The following additional information is included in this press release:

For further information please contact:

Investor Relations
- Eric Rojas	erojas@shire.com	+1 781 482 0999
- Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894 157
Media
- Jessica Mann (Corporate)	jmann@shire.com	+44 1256 894 280
- Matthew Cabrey (Specialty Pharma)	mcabrey@shire.com	+1 484 595 8248
- Jessica Cotrone (Human Genetic Therapies)	jcotrone@shire.com	+1 781 482 9538
- Lindsey Hart (Regenerative Medicine)	lhart@abh.com	+1 615 250 3311

Dial in details for the live conference call for investors 14:00 BST/9:00 EDT on October 28, 2011:

UK dial in:	0800 077 8492 or 0844 335 0351
US dial in:	1 866 8048688 or 1 718 3541175
International dial in:	+44 208 996 3900
Password/Conf ID:	280117
Live Webcast:	http://www.shire.com/shireplc/en/investors

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OVERVIEW OF THIRD QUARTER 2011 FINANCIAL RESULTS

1.           Product sales

For the three months to September 30, 2011 product sales increased by 28% to $1,018.4 million (Q3 2010: $794.3 million) and represented 94% of total revenues (Q3 2010: 91%).

Product Highlights

		Year on year growth			US Exit Market Share(1)
Product	Sales $M	Sales	CER	US Rx(1)

VYVANSE	199.7	+32%	+32%	+20%	16%
ADDERALL XR	149.9	+50%	+50%	+8%	7%
REPLAGAL	129.0	+40%	+31%	n/a(3)	n/a(3)
ELAPRASE®	109.6	+13%	+7%	n/a(2)	n/a(2)
LIALDA/MEZAVANT®	89.7	+18%	+17%	+7%	21%
VPRIV	64.6	+31%	+27%	n/a(2)	n/a(2)
INTUNIV®	56.1	+50%	+50%	+59%	4%
PENTASA®	55.9	-2%	-2%	-4%	15%
DERMAGRAFT	50.0	n/a	n/a	n/a	n/a
FOSRENOL®	40.5	-10%	-14%	-17%	5%
FIRAZYR	7.2	+148%	+129%	n/a(2)	n/a(2)
RESOLOR®	1.5	n/a	n/a	n/a(3)	n/a(3)
OTHER	64.7	-25%(4)	-29%	n/a	n/a
Total product sales	1,018.4	+28%	+25%

(1)	Data provided by IMS Health National Prescription Audit (“IMS NPA”). Exit market share represents the average monthly US market share in the month ended September 30, 2011.
(2)	IMS NPA Data not available.
(3)	Not sold in the US in Q3 2011.
(4)	Q3 2010 included DAYTRANA product sales of $14.7 million.

VYVANSE – ADHD

The growth in VYVANSE product sales resulted from higher prescription demand, due to growth in the US ADHD market and increases to VYVANSE’s share of that market, in addition to the effect of a price increase taken since Q3 2010. These positive factors were partially offset by higher sales deductions in Q3 2011 compared to Q3 2010.

ADDERALL XR – ADHD

Product sales for ADDERALL XR increased due to higher prescription demand, due primarily to growth in the US ADHD market and lower sales deductions. Sales deductions as a percentage of gross product sales (47% for the quarter) were significantly lower than Q3 2010 (60%) and the first half of 2011 (61%), due primarily to a lowering of the estimate of inventory in the US retail pipeline, and the related sales deduction reserve. We expect that sales deductions will be between 60-65% of gross product sales for the fourth quarter.

REPLAGAL – Fabry disease

The growth in REPLAGAL product sales was driven by the treatment of new patients, being both naïve patients and switches from FABRAZYME. Reported REPLAGAL sales also benefited from favorable foreign exchange, due to the weaker US dollar in Q3 2011 compared to Q3 2010.

ELAPRASE – Hunter syndrome

Product sales for ELAPRASE increased as a result of increased patients on therapy across all regions in which ELAPRASE is sold. Reported ELAPRASE sales also benefited from favorable foreign exchange.

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LIALDA/MEZAVANT – Ulcerative colitis

LIALDA/MEZAVANT product sales continued to grow in Q3 2011, driven primarily by increased US prescription demand due to higher US market share and the effect of price increases taken since Q3 2010, partially offset by customer destocking in Q3 2011.

VPRIV – Gaucher disease

VPRIV product sales growth was driven by the treatment of new patients, being both naïve patients and switches from CEREZYME. Reported VPRIV sales also benefited from favorable foreign exchange.

INTUNIV – ADHD

INTUNIV product sales were up 50% compared to Q3 2010 primarily driven by strong growth in prescription demand compared to Q3 2010. The growth in product sales was marginally less than the increase in US prescription demand due to de-stocking in Q3 2011 compared to stocking in Q3 2010 and slightly higher sales deductions as a percentage of product sales in Q3 2011.

PENTASA – Ulcerative colitis

The decrease in PENTASA product sales was driven by a decrease in US prescription demand as well as higher destocking in Q3 2011 as compared to Q3 2010. This decrease was partially offset by price increases and lower sales deductions as compared to Q3 2010.

DERMAGRAFT – Diabetic Foot Ulcers (“DFU”)

DERMAGRAFT(1) continues to see strong revenue growth in the US, up 27% compared to Q3 2010. The growth resulted from a combination of an expanding US diabetic population, continued adoption of DERMAGRAFT as an efficacious, cost-effective treatment for DFU, and the continued addition of sales representatives to market the product.

(1) Shire acquired DERMAGRAFT through its acquisition of ABH in Q2 2011.

FOSRENOL – Hyperphosphatemia

Product sales of FOSRENOL decreased due to the combined effect of lower US prescription demand resulting from a fall in market share and higher sales deductions in Q3 2011 as compared to Q3 2010.

2.	Royalties

			Year on year growth
Product		Royalties to Shire $M	Royalties	CER

ADDERALL XR	1.00	22.9	27%	27%
3TC and ZEFFIX	1.00	17.3	-57%	-58%
FOSRENOL	1.00	10.9	56%	56%
Other	1.00	11.7	7%	0%
Total	1.00	62.8	-18%	-19%

Royalty income decreased in Q3 2011 compared to Q3 2010 as higher royalties on ADDERALL XR and FOSRENOL were more than offset by lower royalties from 3TC and ZEFFIX.

Royalty income from 3TC and ZEFFIX continues to be adversely impacted by increased competition from other products. Additionally, in Q3 2011 Shire has continued to not recognize royalty income for 3TC for certain territories due to a disagreement between GSK and Shire about how the relevant royalty rate should be applied given the expiry dates of certain patents. In Q3 2011 this disagreement extended to ZEFFIX, and accordingly Shire has not recognized ZEFFIX royalty income for the affected territories. GSK and Shire continue to hold discussions in order to clarify this issue.

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3.	Financial details

Cost of product sales

	Q3 2011	% of product sales	Q3 2010	% of product sales
	$M		$M
Cost of product sales (US GAAP)	166.5	16%	112.7	14%
Unwind of DERMAGRAFT inventory fair value step-up on acquisition	(9.0)		-
Transfer of manufacturing from Owings Mills	(3.4)		(7.3)
Depreciation	(8.6)		(2.3)
Cost of product sales (Non GAAP)	145.5	14%	103.1	13%

Non GAAP cost of product sales as a percentage of product sales increased in Q3 2011 compared to the same period in 2010 due to the inclusion of DERMAGRAFT and the impact of a $10.0 million inventory write down of expired ELAPRASE unpurified bulk material, which was not prioritised for purification as capacity was directed towards meeting demand for REPLAGAL and VPRIV.

US GAAP cost of product sales as a percentage of product sales was two percentage points higher than the same period in 2010 due to the ELAPRASE write down and the inclusion of DERMAGRAFT, including the fair value adjustment for DERMAGRAFT inventories in Q3 2011.

R&D

	Q3 2011	% of product sales	Q3 2010	% of product sales
	$M		$M
R&D (US GAAP)	201.5	20%	197.9	25%
Impairment of intangible assets	(16.0)		-
Up-front payment to Acceleron	-		(45.0)
Depreciation	(5.6)		(4.4)
R&D (Non GAAP)	179.9	18%	148.5	19%

Non GAAP R&D was up $31.4 million, or 21%, due to growing investment in a number of targeted R&D programs, including Sanfilippo A and other early stage development programs, in addition to increased investment in new uses for VYVANSE. Non GAAP R&D in Q3 2011 also included expenditure on the development programs acquired with Movetis and ABH, neither of which were incurred in Q3 2010.

On a US GAAP basis, R&D costs in Q3 2011 also include an intangible asset impairment charge, and Q3 2010 included the up-front payment to Acceleron.

SG&A

	Q3 2011	% of product sales	Q3 2010	% of product sales
	$M		$M
SG&A (US GAAP)	452.1	44%	392.4	49%
Intangible asset amortization	(46.4)		(31.2)
Impairment of intangible assets	-		(42.7)
Depreciation	(16.7)		(16.1)
SG&A (Non GAAP)	389.0	38%	302.4	38%

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Non GAAP SG&A increased by $86.6 million, or 29% as we continue to support the growth of our existing and newly launched products. Non GAAP SG&A in Q3 2011 included expenditure for ABH and Movetis which was not incurred in the same period in 2010.

On a US GAAP basis, SG&A costs in Q3 2010 included an impairment charge to write down the DAYTRANA intangible asset to its fair value less costs to sell following agreement to divest the product to Noven Pharmaceuticals Inc. (“Noven”).

Reorganization costs

For the three months to September 30, 2011 Shire recorded reorganization costs of $5.0 million (Q3 2010: $9.7 million) relating to the transfer of manufacturing from its Owings Mills facility and the establishment of an international commercial hub in Switzerland.

Integration and acquisition costs

For the three months to September 30, 2011 Shire recorded integration and acquisition costs of $5.3 million (Q3 2010: $5.8 million), which related to the acquisition and integration of ABH ($3.6 million) and the integration of Movetis ($1.7 million). In 2010 integration and acquisition costs solely related to the acquisition of Movetis.

Interest expense

For the three months to September 30, 2011 Shire incurred interest expense of $9.7 million (Q3 2010: $8.3 million). Interest expense principally relates to the coupon and amortization of issue costs on Shire’s $1,100 million 2.75% convertible bonds due 2014.

Other (expense)/income, net

	Q3 2011	Q3 2010
	$M	$M
Other income, net (US GAAP)	15.6	0.8
Gain on sale of investments	(23.5)	-
Other (expense)/income, net (Non GAAP)	(7.9)	0.8

On a US GAAP basis, for the three months to September 30, 2011, Shire recognized $15.6 million of Other income, net (2010: $0.8 million) which includes a gain of $23.5 million arising on the disposal of substantially all of Shire’s holding in Vertex (Shire received these shares as partial consideration for its investment in ViroChem Pharma, Inc. following ViroChem Pharma, Inc. being acquired by Vertex).

Non GAAP Other expense, net in Q3 2011 (which excludes the gain on disposal of shares held in Vertex) included the impact of increased foreign exchange losses arising in the quarter, reflecting volatility in a number of currencies to which Shire has exposure.

Taxation

The Non GAAP effective tax rate in Q3 2011 of 25% was higher than Q3 2010 (24%) due to unfavourable changes in the profit mix in the quarter.  We anticipate our Non GAAP effective tax rate to be between 22 and 24% for the full year.

The US GAAP effective rate of tax in Q3 2011 of 27% was lower than Q3 2010 (35%) as Q3 2010 included the up-front payment to Acceleron and the intangible asset impairment charges for DAYTRANA. Taken together, these costs increased the US GAAP tax rate in Q3 2010 as they were either incurred in territories with tax rates lower than Shire’s effective rate or in territories where the establishment of valuation allowances precluded the recognition of any tax benefit. Were the impact of these items excluded the effective tax rate in Q3 2010 would have been 24%.

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FINANCIAL INFORMATION

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Unaudited US GAAP financial position as of September 30, 2011
Consolidated Balance Sheets
	September 30,	December 31,
	2011	2010
	$M	$M
ASSETS
Current assets:
Cash and cash equivalents	276.4	550.6
Restricted cash	21.0	26.8
Accounts receivable, net	844.7	692.5
Inventories	325.9	260.0
Deferred tax asset	179.0	182.0
Prepaid expenses and other current assets	159.3	168.4

Total current assets	1,806.3	1,880.3

Non-current assets:
Investments	30.1	101.6
Property, plant and equipment, net	918.8	853.4
Goodwill	596.2	402.5
Other intangible assets, net	2,561.7	1,978.9
Deferred tax asset	109.5	110.4
Other non-current assets	43.0	60.5

Total assets	6,065.6	5,387.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	1,312.7	1,239.3
Convertible bonds	1,100.0	-
Deferred tax liability	4.3	4.4
Other current liabilities	56.0	49.6

Total current liabilities	2,473.0	1,293.3

Non-current liabilities:
Convertible bonds	-	1,100.0
Deferred tax liability	540.4	352.1
Other non-current liabilities	97.5	190.8

Total liabilities	3,110.9	2,936.2

Equity:
Common stock of 5p par value; 1,000 million shares authorized; and 562.5 million shares issued and outstanding (2010: 1,000 million shares authorized; and 562.2 million shares issued and outstanding)	55.7	55.7
Additional paid-in capital	2,824.5	2,746.4
Treasury stock: 12.5 million shares (2010: 14.0 million)	(293.1)	(276.1)
Accumulated other comprehensive income	88.5	85.7
Retained earnings / (accumulated deficit)	279.1	(160.3)

Total equity	2,954.7	2,451.4

Total liabilities and equity	6,065.6	5,387.6

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Unaudited US GAAP results for the three months and nine months to September 30, 2011
Consolidated Statements of Income

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	$M	$M	$M	$M
Revenues:
Product sales	1,018.4	794.3	2,901.0	2,276.8
Royalties	62.8	76.5	199.8	254.5
Other revenues	4.9	3.5	20.4	8.6
Total revenues	1,086.1	874.3	3,121.2	2,539.9

Costs and expenses:
Cost of product sales(1)	166.5	112.7	434.7	333.7
Research and development(1)	201.5	197.9	556.3	475.9
Selling, general and administrative(1)	452.1	392.4	1,295.3	1,106.7
Loss/(gain) on sale of product rights	0.3	-	3.8	(4.1)
Reorganization costs	5.0	9.7	18.0	23.3
Integration and acquisition costs	5.3	5.8	7.9	6.4
Total operating expenses	830.7	718.5	2,316.0	1,941.9

Operating income	255.4	155.8	805.2	598.0

Interest income	0.3	1.0	1.5	1.9
Interest expense	(9.7)	(8.3)	(28.8)	(25.6)
Other income, net	15.6	0.8	15.9	9.0
Total other income/(expense), net	6.2	(6.5)	(11.4)	(14.7)

Income before income taxes and equity in earnings/(losses) of equity method investees	261.6	149.3	793.8	583.3
Income taxes	(69.5)	(52.7)	(187.3)	(160.8)
Equity in earnings/(losses) of equity method investees, net of taxes	0.8	(0.3)	3.2	0.2
Net income	192.9	96.3	609.7	422.7

(1) Cost of product sales includes amortization of intangible assets relating to favorable manufacturing contracts of $0.5 million for the three months to September 30, 2011 (2010: $0.4 million) and $1.4 million for the nine months to September 30, 2011 (2010: $1.3 million). R&D costs include intangible assets impairment charges of $16.0 million for the three months and nine months to September 30, 2011 (2010: $nil). SG&A costs include amortization and impairment charges of intangible assets relating to intellectual property rights acquired of $46.4 million for the three months to September 30, 2011 (2010: $73.9 million) and $119.1 million for the nine months to September 30, 2011 (2010: $142.3 million).

12

Unaudited US GAAP results for the three months and nine months to September 30, 2011
Consolidated Statements of Income (continued)

	3 months to		3 months to		9 months to		9 months to
	September 30,		September 30,		September 30,		September 30,
	2011		2010		2011		2010

Earnings per ordinary share – basic	35.0	c	17.6	c	110.6	c	77.4	c

Earnings per ADS – basic	105.0	c	52.8	c	331.8	c	232.2	c

Earnings per ordinary share – diluted	33.9	c	17.3	c	106.7	c	76.0	c

Earnings per ADS – diluted	101.7	c	51.9	c	320.1	c	228.0	c

Weighted average number of shares:
	Millions		Millions		Millions		Millions

Basic	551.3		547.0		551.2		546.1
Diluted	593.8		556.7		595.0		589.7

13

Unaudited US GAAP results for the three months and nine months to September 30, 2011
Consolidated Statements of Cash Flows

	3 months to September 30,		9 months to September 30,
	2011	2010	2011	2010
	$M	$M	$M	$M
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	192.9	96.3	609.7	422.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80.0	60.0	212.3	189.2
Share based compensation	19.8	17.5	54.7	44.2
Impairment of intangible assets	16.0	42.7	16.0	42.7
Gain on sale of non-current investments	(23.5)	-	(23.5)	(11.1)
Loss/(gain) on sale of product rights	0.3	-	3.8	(4.1)
Other	11.7	(5.7)	5.9	5.2
Movement in deferred taxes	(30.9)	(10.0)	(13.2)	48.7
Equity in (earnings)/losses of equity method investees	(0.8)	0.3	(3.2)	(0.2)
Changes in operating assets and liabilities:
Increase in accounts receivable	(66.7)	(94.1)	(122.8)	(138.0)
(Decrease)/increase in sales deduction accrual	(19.9)	14.8	46.2	169.0
Increase in inventory	(12.2)	(4.1)	(42.8)	(54.1)
Decrease/(increase) in prepayments and other assets	31.1	16.2	17.3	(67.0)
(Decrease)/increase in accounts payable and other liabilities	(24.3)	2.3	(101.4)	(41.0)
Returns on investment from joint venture	5.2	5.8	5.2	5.8
Net cash provided by operating activities(A)	178.7	142.0	664.2	612.0

14

Unaudited US GAAP results for the three months and nine months to September 30, 2011
Consolidated Statements of Cash Flows (continued)

	3 months to September 30,		9 months to September 30,
	2011	2010	2011	2010
	$M	$M	$M	$M

CASH FLOWS FROM INVESTING ACTIVITIES:

Movements in restricted cash	0.9	(553.0)	5.7	(547.0)
Purchases of subsidiary undertakings, net of cash acquired	(3.8)	-	(723.5)	-
Payments on foreign exchange contracts related to Movetis	-	(21.2)	-	(21.2)
Purchases of non-current investments	(3.8)	(1.0)	(8.3)	(1.0)
Purchases of property, plant and equipment ("PP&E")	(40.9)	(53.5)	(135.9)	(261.7)
Purchases of intangible assets	(5.2)	-	(5.2)	(2.7)
Proceeds from disposal of non-current investments and PP&E	94.7	-	94.7	2.1
Proceeds/deposits received on sales of product rights	1.9	-	8.8	-
Returns of equity investments and proceeds from short term investments	0.1	-	1.7	-
Net cash provided by/(used in) investing activities(B)	43.9	(628.7)	(762.0)	(831.5)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from drawing of revolving credit facility	-	-	30.0	-
Repayment of revolving credit facility	(30.0)	-	(30.0)	-
Repayment of debt acquired with ABH	-	-	(13.1)	-
Payment under building finance obligation	(0.6)	(0.4)	(1.0)	(1.8)
Extinguishment of building finance obligation	-	-	-	(43.1)
Tax benefit of stock based compensation	4.9	5.2	23.7	9.6
Proceeds from exercise of options	0.1	0.2	0.9	2.1
Payment of dividend	-	-	(60.5)	(49.8)
Payments to acquire shares by Employee Share Ownership Trust ("ESOT")	(62.9)	-	(126.8)	(1.7)
Net cash (used in)/provided by financing activities(C)	(88.5)	5.0	(176.8)	(84.7)
Effect of foreign exchange rate changes on cash and cash equivalents (D)	(2.3)	(7.5)	0.4	(1.4)
Net increase/(decrease) in cash and cash equivalents(A) +(B) +(C) +(D)	131.8	(489.2)	(274.2)	(305.6)

Cash and cash equivalents at beginning of period	144.6	682.5	550.6	498.9
Cash and cash equivalents at end of period	276.4	193.3	276.4	193.3

15

Unaudited US GAAP results for the three months and nine months to September 30, 2011
Selected Notes to the Financial Statements

 (1) Earnings Per Share (“EPS”)

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	$M	$M	$M	$M

Numerator for basic EPS	192.9	96.3	609.7	422.7
Interest on convertible bonds, net of tax (1)	8.4	-	25.2	25.2

Numerator for diluted EPS	201.3	96.3	634.9	447.9

Weighted average number of shares:
	Millions	Millions	Millions	Millions
Basic(2)	551.3	547.0	551.2	546.1
Effect of dilutive shares:
Stock options(3)	9.0	9.7	10.4	10.4
Convertible bonds 2.75% due 2014(4)	33.5	-	33.4	33.2

Diluted	593.8	556.7	595.0	589.7

(1)	For the three month period ended September 30, 2010 interest on the convertible bond has not been added back as the effect would be anti-dilutive.
(2)	Excludes shares purchased by ESOT and presented by Shire as treasury stock.
(3)	Calculated using the treasury stock method.
(4)	Calculated using the “if converted” method.

The share equivalents not included in the calculation of the diluted weighted average number of shares are shown below:

	3 months to	3 months to	9 months to	9 months to
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	Millions	Millions	Millions	Millions
Share awards(1)	3.2	3.6	3.9	8.9
Convertible bonds 2.75% due 2014(2)	-	33.2	-	-

(1)
Certain stock options have been excluded from the calculation of diluted EPS because (a) their exercise prices exceeded Shire plc’s average share price during the calculation period or (b) satisfaction of the required performance/market conditions cannot be measured until the conclusion of the performance period.

(2)
For the three month period ended September 30, 2010 the ordinary shares underlying the convertible bonds have not been included in the calculation of the diluted weighted average number of shares, as the effect of their inclusion would be anti-dilutive.

16

Unaudited US GAAP results for the three months to September 30, 2011
Selected Notes to the Financial Statements

(2)  Analysis of revenues

3 months to September 30,	2011	2010	2011	2011
			%	% of total
	$M	$M	change	Revenue
Net product sales:
Specialty Pharmaceutical ("SP")
ADHD
VYVANSE	199.7	151.2	32%	18%
ADDERALL XR	149.9	99.7	50%	14%
INTUNIV	56.1	37.3	50%	5%
EQUASYM	5.1	5.7	-11%	<1%
DAYTRANA	-	14.7	n/a	n/a
	410.8	308.6	33%	38%
GI
LIALDA/MEZAVANT	89.7	76.0	18%	8%
PENTASA	55.9	57.1	-2%	5%
RESOLOR	1.5	-	n/a	<1%
	147.1	133.1	11%	14%
General products
FOSRENOL	40.5	45.2	-10%	4%
XAGRID®	23.3	20.5	14%	2%
CARBATROL®	12.3	20.3	-39%	1%
	76.1	86.0	-12%	7%

Other product sales	24.0	25.3	-5%	2%
Total SP product sales	658.0	553.0	19%	61%

Human Genetic Therapies ("HGT")
REPLAGAL	129.0	92.1	40%	12%
ELAPRASE	109.6	96.8	13%	10%
VPRIV	64.6	49.5	31%	6%
FIRAZYR	7.2	2.9	148%	<1%
Total HGT product sales	310.4	241.3	29%	28%

Regenerative Medicine ("RM")
DERMAGRAFT	50.0	-	n/a	5%
Total RM product sales	50.0	-	n/a	5%

Total product sales	1,018.4	794.3	28%	94%

Royalties:
ADDERALL XR	22.9	18.0	27%	2%
3TC and ZEFFIX	17.3	40.6	-57%	2%
FOSRENOL	10.9	7.0	56%	1%
Other	11.7	10.9	7%	1%
Total royalties	62.8	76.5	-18%	6%

Other revenues	4.9	3.5	40%	<1%

Total Revenues	1,086.1	874.3	24%	100%

17

Unaudited US GAAP results for the nine months to September 30, 2011
Selected Notes to the Financial Statements

(2)  Analysis of revenues

9 months to September 30,	2011	2010	2011	2011
			%	% of total
	$M	$M	change	Revenue
Net product sales:
SP
ADHD
VYVANSE	587.9	453.6	30%	19%
ADDERALL XR	408.0	271.9	50%	13%
INTUNIV	157.6	123.0	28%	5%
EQUASYM	15.6	16.3	-4%	<1%
DAYTRANA	-	49.4	n/a	n/a
	1,169.1	914.2	28%	37%
GI
LIALDA/MEZAVANT	276.0	209.2	32%	9%
PENTASA	186.2	175.9	6%	6%
RESOLOR	4.0	-	n/a	<1%
	466.2	385.1	21%	15%
General products
FOSRENOL	127.0	137.4	-8%	4%
XAGRID	69.2	65.4	6%	2%
CARBATROL	45.6	63.4	-28%	2%
	241.8	266.2	-9%	8%

Other product sales	71.7	80.2	-11%	2%
Total SP product sales	1,948.8	1,645.7	18%	62%

HGT
REPLAGAL	354.3	242.0	46%	11%
ELAPRASE	340.9	297.4	15%	11%
VPRIV	186.9	84.0	123%	6%
FIRAZYR	18.1	7.7	135%	1%
Total HGT product sales	900.2	631.1	43%	29%

RM
DERMAGRAFT	52.0	-	n/a	2%
Total RM product sales	52.0	-	n/a	2%

Total product sales	2,901.0	2,276.8	27%	93%

Royalties:
ADDERALL XR	66.6	86.3	-23%	2%
3TC and ZEFFIX	64.1	115.3	-44%	2%
FOSRENOL	31.4	18.0	74%	1%
Other	37.7	34.9	8%	1%
Total royalties	199.8	254.5	-21%	6%

Other revenues	20.4	8.6	137%	1%

Total Revenues	3,121.2	2,539.9	23%	100%

18

Unaudited results for the three months to September 30, 2011
Non GAAP reconciliation

	US GAAP		Adjustments						Non GAAP
3 months to,	September 30,		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations	Reclassify depreciation	September 30,
	2011								2011
			(a)		(b)		(c)	(d)
	$M		$M		$M		$M	$M	$M
Total revenues	1,086.1		-		-		-	-	1,086.1

Costs and expenses:
Cost of product sales	166.5		-		(9.0)		(3.4)	(8.6)	145.5
Research and development	201.5		(16.0)		-		-	(5.6)	179.9
Selling, general and administrative	452.1		(46.4)		-			(16.7)	389.0
Loss on sale of product rights	0.3		-		-		(0.3)	-	-
Reorganization costs	5.0		-		-		(5.0)	-	-
Integration and acquisition costs	5.3		-		(5.3)		-	-	-
Depreciation	-		-		-		-	30.9	30.9
Total operating expenses	830.7		(62.4)		(14.3)		(8.7)	-	745.3

Operating income	255.4		62.4		14.3		8.7	-	340.8

Interest income	0.3		-		-		-	-	0.3
Interest expense	(9.7)		-		-		-	-	(9.7)
Other income/(expense), net	15.6		-		-		(23.5)	-	(7.9)
Total other income/(expense), net	6.2		-		-		(23.5)	-	(17.3)
Income before income taxes and equity in losses of equity method investees	261.6		62.4		14.3		(14.8)	-	323.5
Income taxes	(69.5)		(16.4)		(2.9)		9.2		(79.6)
Equity in losses of equity method investees, net of tax	0.8		-		-		-	-	0.8
Net income	192.9		46.0		11.4		(5.6)	-	244.7
Impact of convertible debt, net of tax	8.4		-		-		-	-	8.4
Numerator for diluted EPS	201.3		46.0		11.4		(5.6)	-	253.1
Weighted average number of shares (millions) – diluted	593.8		-		-		-	-	593.8
Diluted earnings per ADS	101.7	c	23.2	c	5.8	c	(2.8c )	-	127.9	c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of intangible assets ($16.0 million), amortization of intangible assets relating to intellectual property rights acquired ($46.4 million), and tax effect of adjustments;

(b)
Acquisition and integration activities: Unwind of ABH inventory step-up ($9.0 million), costs associated with the acquisition and integration of ABH ($3.6 million) and integration of Movetis ($1.7 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($2.2 million) and dual running costs ($1.2 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($0.3 million), reorganization costs ($5.0 million) on the transfer of manufacturing from Owings Mills to a third party and establishment of an international commercial hub in Switzerland, gain on disposal of investment in Vertex ($23.5 million), and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $30.9 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

19

Unaudited results for the three months to September 30, 2010
Non GAAP reconciliation

	US GAAP		Adjustments							Non GAAP
3 months to,	September 30,		Amortization & asset impairments		Acquisitions & integration activities		Divestments, reorganizations & discontinued operations		Reclassify depreciation	September 30,
	2010									2010
			(a)		(b)		(c)		(d)
	$M		$M		$M		$M		$M	$M
Total revenues	874.3		-		-		-		-	874.3

Costs and expenses:
Cost of product sales	112.7		-		-		(7.3)		(2.3)	103.1
Research and development	197.9		-		(45.0)		-		(4.4)	148.5
Selling, general and administrative	392.4		(73.9)		-		-		(16.1)	302.4
Reorganization costs	9.7		-		-		(9.7)		-	-
Integration and acquisition costs	5.8		-		(5.8)		-		-	-
Depreciation	-		-		-		-		22.8	22.8
Total operating expenses	718.5		(73.9)		(50.8)		(17.0)		-	576.8

Operating income	155.8		73.9		50.8		17.0		-	297.5

Interest income	1.0		-		-		-		-	1.0
Interest expense	(8.3)		-		-		-		-	(8.3)
Other income, net	0.8		-		-		-		-	0.8
Total other expense, net	(6.5)		-		-		-		-	(6.5)
Income before income taxes and equity in losses of equity method investees	149.3		73.9		50.8		17.0		-	291.0
Income taxes	(52.7)		(10.1)		(3.5)		(4.1)		-	(70.4)
Equity in losses of equity method investees, net of tax	(0.3)		-		-		-		-	(0.3)
Net income	96.3		63.8		47.3		12.9		-	220.3
Impact of convertible debt, net of tax (1)	-		8.4		-		-		-	8.4
Numerator for diluted EPS	96.3		72.2		47.3		12.9		-	228.7
Weighted average number of shares (millions) – diluted	556.7		33.2		-		-		-	589.9
Diluted earnings per ADS	51.9	c	33.8	c	24.0	c	6.6	c	-	116.3	c

(1)	The impact of convertible debt, net of tax has a dilutive effect on Non GAAP basis.

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($31.2 million), impairment charges to record DAYTRANA assets at fair value less costs to sell ($42.7 million) and tax effect of adjustments;

(b)
Acquisitions and integration activities: Upfront payment to Acceleron ($45.0 million), acquisition costs are principally costs associated with the acquisition of Movetis ($5.8 million) and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($6.2 million) and dual running costs ($1.1 million) on the transfer of manufacturing from Owings Mills and reorganization costs ($9.7 million) on the transfer of manufacturing from Owings Mills and establishment of an international commercial hub in Switzerland, and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $22.8 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

20

Unaudited results for the nine months to September 30, 2011
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
9 months to,	September 30,	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	September 30,
2011	2011
(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	3,121.2	-	-	-	-	3,121.2
Costs and expenses:
Cost of product sales	434.7	-	(9.0)	(9.0)	(22.4)	394.3
Research and development	556.3	(16.0)	-	-	(16.4)	523.9
Selling, general and administrative	1,295.3	(119.1)	-	-	(46.4)	1,129.8
Loss on sale of product rights	3.8	-	-	(3.8)	-	-
Reorganization costs	18.0	-	-	(18.0)	-	-
Integration & acquisition costs	7.9	-	(7.9)	-	-	-
Depreciation	-	-	-	-	85.2	85.2
Total operating expenses	2,316.0	(135.1)	(16.9)	(30.8)	-	2,133.2

Operating income	805.2	135.1	16.9	30.8	-	988.0

Interest income	1.5	-	-	-	-	1.5
Interest expense	(28.8)	-	-	-	-	(28.8)
Other income/(expense), net	15.9	2.4	-	(23.5)	-	(5.2)
Total other expense, net	(11.4)	2.4	-	(23.5)	-	(32.5)
Income before income taxes and equity in earnings of equity method investees	793.8	137.5	16.9	7.3	-	955.5
Income taxes	(187.3)	(35.6)	(4.2)	4.5	(222.6)
Equity in earnings of equity method investees, net of tax	3.2	-	-	-	-	3.2
Net income	609.7	101.9	12.7	11.8	-	736.1
Impact of convertible debt, net of tax	25.2	-	-	-	-	25.2
Numerator for diluted EPS	634.9	101.9	12.7	11.8	-	761.3
Weighted average number of shares (millions) – diluted	595.0	-	-	-	-	595.0
Diluted earnings per ADS	320.1	c	51.4	c	6.4	c	5.9	c	-	383.8	c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Impairment of intangible assets ($16.0 million), amortization of intangible assets relating to intellectual property rights acquired ($119.1 million), impairment of available for sale securities ($2.4 million), and tax effect of adjustments;

(b)
Acquisitions and integration activities: Unwind of ABH inventory step-up ($9.0 million), costs associated with acquisition and integration of ABH ($10.5 million) and integration of Movetis ($5.6 million), less adjustment to contingent consideration payable for EQUASYM ($8.2 million), and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($6.6 million) and dual running costs ($2.4 million) on the transfer of manufacturing from Owings Mills to a third party, re-measurement of DAYTRANA contingent consideration to fair value ($3.8 million), reorganization costs ($18.0 million) on the transfer of manufacturing from Owings Mills to a third party and the establishment of an international commercial hub in Switzerland, gain on disposal of investment in Vertex ($23.5 million), and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $85.2 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

21

Unaudited results for the nine months to September 30, 2010
Non GAAP reconciliation

US GAAP	Adjustments	Non GAAP
9 months to,	September 30,	Amortization & asset impairments	Acquisitions & integration activities	Divestments, reorganizations & discontinued operations	Reclassify depreciation	September 30,
2010	2010
(a)	(b)	(c)	(d)
$M	$M	$M	$M	$M	$M
Total revenues	2,539.9	-	-	-	-	2,539.9
Costs and expenses:
Cost of product sales	333.7	-	-	(21.9)	(8.6)	303.2
Research and development	475.9	-	(45.0)	-	(11.6)	419.3
Selling, general and administrative	1,106.7	(142.3)	-	-	(49.0)	915.4
Gain on sale of product rights	(4.1)	-	-	4.1	-	-
Reorganization costs	23.3	-	-	(23.3)	-	-
Integration and acquisition costs	6.4	-	(6.4)	-	-	-
Depreciation	-	-	-	-	69.2	69.2
Total operating expenses	1,941.9	(142.3)	(51.4)	(41.1)	-	1,707.1

Operating income	598.0	142.3	51.4	41.1	-	832.8

Interest income	1.9	-	-	-	-	1.9
Interest expense	(25.6)	-	-	-	-	(25.6)
Other income/(expense), net	9.0	-	-	(11.1)	-	(2.1)
Total other expense, net	(14.7)	-	-	(11.1)	-	(25.8)
Income before income taxes and equity in earnings of equity method investees	583.3	142.3	51.4	30.0	-	807.0
Income taxes	(160.8)	(29.4)	(3.6)	(9.1)	-	(202.9)
Equity in earnings of equity method investees, net of tax	0.2	-	-	-	-	0.2
Net income	422.7	112.9	47.8	20.9	-	604.3
Impact of convertible debt, net of tax	25.2	-	-	-	-	25.2
Numerator for diluted EPS	447.9	112.9	47.8	20.9	-	629.5
Weighted average number of shares (millions) – diluted	589.7	-	-	-	-	589.7
Diluted earnings per ADS	228.0	c	57.3	c	24.3	c	10.6	c	-	320.2	c

The following items are included in Adjustments:
(a)
Amortization and asset impairments: Amortization of intangible assets relating to intellectual property rights acquired ($99.6 million), impairment charges to record DAYTRANA assets at fair value less costs to sell ($42.7 million) and tax effect of adjustments;

(b)
Acquisitions and integration activities: Up-front payment to Acceleron ($45.0 million), acquisition costs are principally costs associated with the acquisition of Movetis ($6.4 million) and tax effect of adjustments;

(c)
Divestments, reorganizations and discontinued operations: Accelerated depreciation ($18.3 million) and dual running costs ($3.6 million) on the transfer of manufacturing from Owings Mills, gain on sale of product rights relating to the disposal of non core products to Laboratorios Almirall S.A. ($4.1 million), reorganization costs ($23.3 million) on the transfer of manufacturing from Owings Mills and the establishment of an international commercial hub in Switzerland, gain on disposal of the investment in Virochem ($11.1 million) and tax effect of adjustments; and

(d)	Depreciation: Depreciation of $69.2 million included in Cost of product sales, R&D costs and SG&A costs for US GAAP separately disclosed for the presentation of Non GAAP earnings.

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Unaudited results for the three months and nine months to September 30, 2011
Non GAAP reconciliation

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP cash generation:

	3 months to September 30,		9 months to September 30,
	2011	2010	2011	2010
	$M	$M	$M	$M
Net cash provided by operating activities	178.7	142.0	664.2	612.0
Tax and interest payments, net	117.2	83.6	280.0	301.6
Payments for acquired and in-licensed products	-	45.0	-	45.0
Non GAAP cash generation	295.9	270.6	944.2	958.6

The following table reconciles US GAAP net cash provided by operating activities to Non GAAP free cashflow:

	3 months to September 30,		9 months to September 30,
	2011	2010	2011	2010
	$M	$M	$M	$M
Net cash provided by operating activities	178.7	142.0	664.2	612.0
Capital expenditure (1)	(40.9)	(53.5)	(135.9)	(139.7)
Non GAAP free cash flow	137.8	88.5	528.3	472.3

(1) Capital expenditure for the nine months ended September 30, 2010 excludes capital expenditure relating to the acquisition of Lexington Technology Park.

Non GAAP net debt comprises:

	September 30,	December 31,
	2011	2010
	$M	$M
Cash and cash equivalents	276.4	550.6
Restricted cash	21.0	26.8

Convertible bonds	(1,100.0)	(1,100.0)
Building finance obligation	(8.3)	(8.4)
Non GAAP net debt	(810.9)	(531.0)

NOTES TO EDITORS

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of Shire’s Specialty Pharmaceuticals, Human Genetic Therapies and Regenerative Medicines products, as well as the ability to secure new products for commercialization and/or development; government regulation of Shire’s products; Shire’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on Shire’s products; Shire’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; Shire’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission.

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Non GAAP Measures

This press release contains financial measures not prepared in accordance with US GAAP. These measures are referred to as “Non GAAP” measures and include: Non GAAP operating income; Non GAAP net income; Non GAAP diluted earnings per ADS; effective tax rate on Non GAAP income before income taxes and earnings of equity method investees (“Effective tax rate on Non GAAP income”); Non GAAP cost of product sales; Non GAAP research and development; Non GAAP selling, general and administrative; Non GAAP other income; Non GAAP cash generation; Non GAAP free cashflow and Non GAAP net debt. These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business.

These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s executive directors.

The Non GAAP measures are presented in this press release as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP.

These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP.

Where applicable the following items, including their tax effect, have been excluded from both 2011 and 2010 Non GAAP earnings, and from our 2011 Outlook:

Amortization and asset impairments:
•	Intangible asset amortization and impairment charges; and
•	Other than temporary impairment of investments.

Acquisitions and integration activities:
•	Upfront payments and milestones in respect of in-licensed and acquired products;
•	Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory;
•	Costs associated with the integration of companies; and
•	Noncontrolling interests in consolidated variable interest entities.

Divestments, re-organizations and discontinued operations:
•	Gains and losses on the sale of non-core assets;
•	Costs associated with restructuring and re-organization activities;
•	Termination costs; and
•	Income/(losses) from discontinued operations.

Depreciation, which is included in Cost of product sales, R&D and SG&A costs in our US GAAP results, has been separately disclosed for the presentation of 2010 and 2011 Non GAAP earnings.

Cash generation represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, tax and interest payments.

Free cashflow represents net cash provided by operating activities, excluding up-front and milestone payments for in-licensed and acquired products, but including capital expenditure in the ordinary course of business.

A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented on pages 19 to 23.

Sales growth at CER, which is a Non GAAP measure, is computed by restating 2011 results using average 2010 foreign exchange rates for the relevant period.

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Average exchange rates for the nine months to September 30, 2011 were $1.61:£1.00 and $1.41:€1.00 (2010: $1.54:£1.00 and $1.32:€1.00). Average exchange rates for Q3 2011 were $1.61:£1.00 and $1.41:€1.00 (2010: $1.55:£1.00 and $1.29:€1.00).

TRADEMARKS

All trademarks designated ® and ™ used in this press release are trademarks of Shire plc or companies within the Shire group except for 3TC® and ZEFFIX® which are trademarks of GSK, PENTASA® which is a registered trademark of FERRING B.V., CONCERTA® which is a trademark of ALZA Corporation, FABRAZYME® and CEREZYME® which are trademarks of GENZYME Therapeutic Products Limited Partnership and DAYTRANA® which is a trade mark of Noven Pharmaceuticals Inc. Certain trademarks of Shire plc or companies within the Shire group are set out in Shire’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Quarterly Report on Form 10-Q for the three months ended June 30, 2011.

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